Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2008 RESULTS
Announces Intention to Spin off Games Business
Board Authorizes Share Repurchase Program
SEATTLE — May 8, 2008 — Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the first quarter ended March 31, 2008.
Quarterly Highlights:
•	Revenue of $147.6 million

•	Net income of $2.4 million or $0.02 per diluted share

•	Adjusted EBITDA of $19.9 million
“With solid first quarter performance, 2008 is off to a great start,” said Rob Glaser, CEO of RealNetworks. “Our results exceeded our expectations across every major business.”
In a separate release today, RealNetworks announced that it intends to spin off its games business and distribute shares in the newly created games company to its shareholders. Information on that announcement can be found at http://investor.realnetworks.com/games.
For the first quarter of 2008, revenue grew 14% to $147.6 million compared with $129.5 million for the first quarter of 2007. Revenue growth in the first quarter of 2008 compared with the first quarter of 2007 was due to: a 33% increase in Games revenue to $31.8 million; a 12% increase in Music revenue to $38.1 million; a 15% increase in Technology Products and Solutions revenue to $51.3 million, due in part to the acquisition of SonyNetServices and Exomi in 2007; and a 2% decline in Media Software and Services revenue to $26.4 million. Foreign currency exchange rate fluctuations positively affected 2008 first quarter revenue by approximately $2.0 million compared with the first quarter of 2007.
Net income for the first quarter of 2008 was $2.4 million or $0.02 per diluted share, compared with $40.0 million or $0.22 per diluted share in the first quarter of 2007. Results for the first quarter of 2007 included the final payment of $61 million related to Real’s antitrust settlement and commercial agreements with Microsoft. Further information regarding these payments can be found in Real’s SEC filings.
Adjusted EBITDA for the first quarter of 2008 was $19.9 million compared with $11.9 million in the first quarter of 2007. A reconciliation of GAAP net income to adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 62% in the first quarter of 2008 compared with 65% in the first quarter of 2007. Operating expenses for the first quarter of 2008 were $103.7 million, compared with $29.8 million in the first quarter of 2007. Operating expenses in the year-ago quarter were reduced by the $61 million payment related to the Microsoft settlement. Operating expenses in the first quarter of 2008 included $7.3 million of related party advertising in Rhapsody America.
As of March 31, 2008, Real had approximately $539.6 million in unrestricted cash, cash equivalents and short-term investments and $100 million of convertible debt.
Acquisition of Trymedia

In April 2008, Real acquired substantially all of the assets of Trymedia, a pioneer in casual games syndication from Macrovision for a total upfront cash payment of approximately $4 million. The acquisition is part of Real’s strategy to build reach through syndicated distribution partnerships. With more than 250 partners including AOL, Yahoo!, Telstra and T-Online, Trymedia provides innovative syndication and commerce solutions that enable portals, online retailers and game developers to securely distribute PC games through physical and digital channels and maximize revenue throughout a game’s lifetime.
Additional $50 million Stock Repurchase Program Authorized
In addition, the RealNetworks Board of Directors approved a share repurchase program of up to $50 million. Under the program, Real is authorized to repurchase up to $50 million of outstanding shares of common stock from time to time, depending on market conditions, share price and other factors. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements. Real may enter into a Rule 10(b)5-1 plan designed to facilitate the repurchase of all or a portion of the repurchase amount. Further, the repurchase program does not require Real to acquire a specific number of shares and may be terminated under certain conditions.
Real completed a previous $100 million stock repurchase program in the fourth quarter of 2007, repurchasing a total of approximately 13.9 million shares. Since the beginning of 2005, Real has repurchased approximately 44.2 million shares through its repurchase programs for $331.9 million.
Business Outlook
The following forward-looking statements reflect Real’s expectations as of May 8, 2008. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
For the full year 2008, Real expects revenue in the range of $628 million to $648 million, which includes approximately $12 million as a result of the acquisition of Trymedia. Real expects 2008 GAAP net income per share of $(0.05) to $0.00, and adjusted EBITDA of $62 million to $74 million, which reflects the higher-than-anticipated results of the first quarter offset by an approximate $5 million dilutive impact from the acquisition of Trymedia. Real’s earnings per share guidance for 2008 includes tax expense of between $3 million and $6 million, and pretax income is expected to be between a loss of $(5) million and income of $6 million.
For the second quarter of 2008, Real expects revenue in the range of $151 million to $155 million, which includes approximately $4 million as a result of the acquisition of Trymedia. Real expects second quarter GAAP net income per share of $(0.04) to $0.00, and expects adjusted EBITDA of between $14 million and $17 million, which includes an approximate $2 million dilutive impact from the acquisition of Trymedia. Real’s earnings per share guidance for the second quarter of 2008 includes tax expense in the range of $2 million to a benefit of $0.5 million, and pretax income is expected to be between a loss of $(3.5) million and a loss of $(0.5) million. For 2008, Real expects that small changes in its pre-tax earnings will result in large changes to its GAAP tax rate, which could significantly impact Real’s quarterly GAAP results.
Webcast and Conference Call Information
The Company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio, will be available at

http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “First Quarter Earnings,” and the leader is Rob Glaser. Telephonic replay will be available until 8:00 p.m. (Eastern), May 22, 2008. Dial In: 866-424-3998 (for domestic callers); and 203-369-0851 (for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at www.realnetworks.com/company.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses.
•	Adjusted EBITDA and adjusted EBITDA by reporting segment consist of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization (net of minority interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; income and expenses including charitable contributions related to the Microsoft agreements; and gain on initial formation of Rhapsody America.

•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.

•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses (benefits) and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.
RealNetworks believes that the presentation of adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare us to other companies, and as a supplemental means to evaluate our ongoing operations. Externally, we believe that adjusted EBITDA continues to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating the operating performance of our company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, deferred tax valuation allowance changes, depreciation and amortization;

•	managing and comparing performance internally across our businesses and externally against our peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
Adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:
•	Adjusted EBITDA and adjusted EBITDA by reporting segment are measures which we have defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact our net income and net income per share. We compensate for these limitations by prominently disclosing GAAP net income, which we believe is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income to adjusted EBITDA and adjusted EBITDA by reporting segment.

•	Adjusted cost of revenue is limited in that it does not include stock-based compensation expenses, and certain costs associated with our acquisitions. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses (benefit) and certain costs associated with our acquisitions. We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income to adjusted EBITDA, income before income taxes to adjusted EBITDA by reporting segment, GAAP cost of revenue to adjusted cost of revenue and GAAP operating expenses to adjusted operating expenses for the relevant periods.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s announced intention to spin off its games business and distribute shares in the games business to Real’s shareholders and statements relating to Real’s future revenue, GAAP net income (loss) per share, adjusted EBITDA, pre-tax income, income tax expense, interest income, depreciation and amortization and stock-based compensation expense. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: risks associated with the ability to complete the proposed spin off transactions and their impact on the games business and Real’s remaining businesses; potentially large changes in Real’s GAAP tax rate that could result from even small changes in Real’s pretax earnings; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with the creation and operation of Rhapsody America; risks associated with acquisitions generally, and the acquisitions of WiderThan, Sony NetServices, GameTrust, Trymedia and Exomi in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins of content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. More information about risks relating to the potential spin off of the games business is listed in the safe harbor for forward looking statements contained in the press release announcing the proposed spin off transaction as well as in our Form 10-Q to be filed for the quarter ended March 31, 2008. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended
	March 31,
	2008	2007
	(in thousands, except per share data)
Net revenue	$147,563	$129,472

Cost of revenue	55,393	45,943

Gross profit	92,170	83,529

Operating expenses:
Research and development	25,006	23,479
Sales and marketing	53,596	49,700
Advertising with related party (A)	7,340	—
General and administrative	17,084	17,354
Restructuring charge	686	—

Subtotal operating expenses	103,712	90,533

Antitrust litigation benefit, net (B)	—	(60,747)

Total operating expenses	103,712	29,786

Operating (loss) income	(11,542)	53,743

Other income (expenses):
Interest income, net	4,958	9,102
Equity in net loss of investments	(91)	(132)
Minority interest in Rhapsody America (C)	8,615	—
Gain on sale of interest in Rhapsody America (D)	3,726	—
Other income	768	467

Other income, net	17,976	9,437

Income before income taxes	6,434	63,180
Income taxes	(4,008)	(23,219)

Net income	$2,426	$39,961

Basic net income per share	$0.02	$0.25
Diluted net income per share	$0.02	$0.22

Shares used to compute basic net income per share	142,491	161,350
Shares used to compute diluted net income per share	154,736	178,053

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

(C)	Minority interest reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

(D)	Consists of gains realized from MTVN’s note payments to Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2008	2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$478,737	$476,697
Short-term investments	60,892	79,932
Trade accounts receivable, net	72,718	84,674
Deferred costs, current portion	7,149	6,408
Prepaid expenses and other current assets	29,760	33,845

Total current assets	649,256	681,556

Equipment, software, and leasehold improvements, at cost:
Equipment and software	116,899	109,621
Leasehold improvements	30,789	30,632

Total equipment, software, and leasehold improvements	147,688	140,253
Less accumulated depreciation and amortization	89,401	83,756

Net equipment, software, and leasehold improvements	58,287	56,497

Restricted cash equivalents	15,518	15,509
Equity investments	9,125	9,976
Other assets	13,909	10,161
Deferred tax assets, net, non-current portion	41,176	40,913
Other intangible assets, net	97,904	107,677
Goodwill	347,848	353,153

Total assets	$1,233,023	$1,275,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$46,228	$56,160
Accrued and other liabilities	100,800	114,136
Deferred revenue, current portion	40,308	39,564
Related party payable (A)	8,299	17,241
Convertible debt	100,000	100,000
Accrued loss on excess office facilities, current portion	4,171	3,389

Total current liabilities	299,806	330,490

Deferred revenue, non-current portion	1,874	2,663
Accrued loss on excess office facilities, non-current portion	5,688	7,311
Deferred rent	4,637	4,518
Deferred tax liabilities, net, non-current portion	20,227	22,060
Other long-term liabilities	10,402	13,683

Total liabilities	342,634	380,725

Minority interest (B)	14,678	19,613

Shareholders’ equity	875,711	875,104

Total liabilities and shareholders’ equity	$1,233,023	$1,275,442

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Minority interest reflects MTVN’s 49% ownership in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Quarters Ended March 31,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$2,426	$39,961
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	12,971	9,933
Stock-based compensation	5,489	5,685
Loss on disposal of equipment, software, and leasehold improvements	75	41
Equity in net loss of investments	91	132
Excess tax benefit from stock option exercises	(50)	(294)
Accrued loss on excess office facilities	(841)	(943)
Deferred income taxes	(939)	(3,944)
Minority interest in Rhapsody America	(8,615)	—
Gain on sale of interest in Rhapsody America	(3,726)	—
Other	32	26
Net change in certain assets and liabilities, net of acquisitions	(18,202)	11,492

Net cash (used in) provided by operating activities	(11,289)	62,089

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(7,203)	(3,839)
Purchases of short-term investments	(49,798)	(55,432)
Proceeds from sales and maturities of short-term investments	68,838	57,124
Purchases of intangible assets	—	(2,038)
Proceeds from the sales of equity investments	350	—
Payment of acquisition cost, net of cash acquired	(6,011)	—
Decrease (increase) in restricted cash equivalents	(9)	1,800

Net cash provided by (used in) investing activities	6,167	(2,385)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,072	3,776
Net proceeds from sales of interest in Rhapsody America	7,406	—
Excess tax benefit from stock option exercises	50	294
Repurchase of common stock	—	(78,481)

Net cash provided by (used in) financing activities	8,528	(74,411)

Effect of exchange rate changes on cash	(1,366)	687

Net increase (decrease) in cash and cash equivalents	2,040	(14,020)

Cash and cash equivalents, beginning of period	476,697	525,232

Cash and cash equivalents, end of period	$478,737	$511,212

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2008	2007
	Q1	Q4	Q3	Q2	Q1
				(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$96,286	$96,998	$91,824	$87,115	$85,040
Technology products and solutions (B)	51,277	59,884	53,271	49,056	44,432

Total net revenue	$147,563	$156,882	$145,095	$136,171	$129,472

Consumer Products and Services:
Subscriptions (C)	$55,193	$54,784	$55,551	$51,091	$51,490
Media properties (D)	18,702	20,438	16,071	17,748	15,932
E-commerce and other (E)	22,391	21,776	20,202	18,276	17,618

Total consumer products and services revenue	$96,286	$96,998	$91,824	$87,115	$85,040

Consumer Products and Services:
Music (F)	$38,079	$40,540	$37,658	$36,801	$34,127
Media software and services (G)	26,409	25,572	25,346	25,419	27,011
Games (H)	31,798	30,886	28,820	24,895	23,902

Total consumer products and services revenue	$96,286	$96,998	$91,824	$87,115	$85,040

Net Revenue by Geography:
United States	$99,169	$96,806	$91,281	$88,035	$84,554
Rest of world	48,394	60,076	53,814	48,136	44,918

Total net revenue	$147,563	$156,882	$145,095	$136,171	$129,472

Subscribers (presented as greater than) *:
Total subscribers (I)	32,200	30,200	29,250	26,150	24,550
Technology products and solutions application services subscribers (J)	29,500	27,600	26,600	23,600	21,900
Music subscribers:
Consumer music subscribers (K)	1,875	1,900	1,925	1,850	1,875
Technology products and solutions application services music subscribers (L)	800	825	825	825	800

Total Music Subscribers**	2,675	2,725	2,750	2,675	2,675

*	Beginning the quarter ended December 31, 2006, total subscribers reflect the inclusion of subscribers related to wireless carrier application subscription services. Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass, and stand-alone subscriptions.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Consumer music subscribers include: Rhapsody, Rhapsody-to-Go, premium radio, and music-on-demand.

(L)	Technology products and solutions application services music subscribers include subscribers from application services including music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income to adjusted EBITDA is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
			(in thousands)
Net income in accordance with GAAP	$2,426	$2,685	$4,342	$1,327	$39,961
Interest income, net	(4,958)	(6,417)	(7,290)	(8,065)	(9,102)
Stock-based compensation	5,489	6,627	5,984	5,622	5,685
Loss (gain) on equity investments	—	34	—	(132)	—
Conversion of WiderThan stock options to a cash equivalent	89	190	413	614	845
Depreciation and amortization	6,282	5,703	6,210	5,661	4,621
Acquisitions related intangible asset amortization* (net of minority interest effect)	6,315	6,639	5,583	5,311	5,312
Gain on initial formation of Rhapsody America	—	—	(3,866)	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	(61,000)
Expenses	202	179	201	202	471
Charitable contributions	—	—	—	—	1,921
Income taxes	4,008	47	2,012	2,178	23,219

Adjusted EBITDA	$19,853	$15,687	$13,589	$12,718	$11,933

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended March 31, 2008
	Music (A)	Consumer (B)	TPS (C)	Other	Grand Total
	(in thousands)
Net revenue	$38,079	$58,207	$51,277	$—	$147,563

Cost of revenue	21,519	12,613	21,261	—	55,393

Gross profit	16,560	45,594	30,016	—	92,170

Gross margin	43%	78%	59%	—	62%

Operating expenses:
Advertising with related party	7,340	—	—	—	7,340
Restructuring charge	—	—	—	686	686
Other operating expenses	25,631	37,632	32,186	237	95,686

Total operating expenses	32,971	37,632	32,186	923	103,712

Income (loss) from operations	(16,411)	7,962	(2,170)	(923)	(11,542)

Other income (expenses):
Interest income, net	—	—	—	4,958	4,958
Minority interest	8,615	—	—	—	8,615
Equity in net loss of investments	—	—	—	(91)	(91)
Gain on sale of interest in Rhapsody America	3,726	—	—	—	3,726
Other income	—	—	—	768	768

Other income, net	12,341	—	—	5,635	17,976

Income (loss) before income taxes	$(4,070)	$7,962	$(2,170)	$4,712	$6,434

Reconciliation of segment GAAP income before taxes to segment adjusted EBITDA is as follows:

Income (loss) before income taxes	$(4,070)	$7,962	$(2,170)	$4,712	$6,434
Interest income, net	—	—	—	(4,958)	(4,958)
Stock-based compensation	1,079	1,836	2,574	—	5,489
Conversion of WiderThan stock options to a cash equivalent	—	—	89	—	89
Acquisitions related intangible asset amortization (D)	384	805	5,126	—	6,315
Gain on initial formation of Rhapsody America	—	—	—	—	—
Depreciation and amortization (D)	1,410	2,041	2,831	—	6,282
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	202	202
Charitable contributions	—	—	—	—	—

Adjusted EBITDA	$(1,197)	$12,644	$8,450	$(44)	$19,853

	Quarter Ended March 31, 2007
	Music (A)	Consumer (B)	TPS (C)	Other	Grand Total
	(in thousands)
Net revenue	$34,127	$50,913	$44,432	$—	$129,472

Cost of revenue	18,875	9,128	17,940	—	45,943

Gross profit	15,252	41,785	26,492	—	83,529

Gross margin	45%	82%	60%	—	65%

Operating expenses:
Other operating expenses	24,949	32,907	30,538	(58,608)	29,786

Total operating expenses	24,949	32,907	30,538	(58,608)	29,786

Income (loss) from operations	(9,697)	8,878	(4,046)	58,608	53,743

Other income (expenses):
Interest income, net	—	—	—	9,102	9,102
Equity in net loss of investments	—	—	—	(132)	(132)
Other income	—	—	—	467	467

Other income, net	—	—	—	9,437	9,437

Income (loss) before income taxes	$(9,697)	$8,878	$(4,046)	$68,045	$63,180

Reconciliation of segment GAAP income before taxes to segment adjusted EBITDA is as follows:

Income (loss) before income taxes	$(9,697)	$8,878	$(4,046)	$68,045	$63,180
Interest income, net	—	—	—	(9,102)	(9,102)
Stock-based compensation	1,040	2,256	2,389	—	5,685
Conversion of WiderThan stock options to a cash equivalent	—	—	845	—	845
Acquisitions related intangible asset amortization (D)	22	723	4,567	—	5,312
Depreciation and amortization (D)	1,260	1,417	1,944	—	4,621
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	(61,000)	(61,000)
Expenses	—	—	—	471	471
Charitable contributions	—	—	—	1,921	1,921

Adjusted EBITDA	$(7,375)	$13,274	$5,699	$335	$11,933

Note:	Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and Radiopass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Consumer segment primarily includes revenue and related costs from: the sale of individual games through our RealArcade service and our Games related websites; our GamePass and FunPass subscription service; our SuperPass and stand-alone premium video subscription services; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music businesses.

(C)	TPS comprises our Technology Products and Solutions segment which includes revenue and related costs from: sales of ringback tone, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer (OEM) channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(D)	Net of minority interest effect within our Music segment.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended March 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization (A)	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$55,393	$(234)	$(2,315)	$(21)	$—	$52,823

Operating expenses:
Research and development	$25,006	$(1,913)	$—	$(46)	$—	$23,047
Sales and marketing	53,596	(1,908)	(4,000)	(22)	—	47,666
Advertising with related party	7,340	—	—	—	—	7,340
General and administrative	17,084	(1,434)	—	—	(202)	15,448
Restructuring charge	686	—	—	—	—	686

Total adjusted operating expenses, net	$103,712	$(5,255)	$(4,000)	$(68)	$(202)	$94,187

	Quarter Ended March 31, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$45,943	$(159)	$(2,144)	$(127)	$—	$43,513

Operating expenses:
Research and development	$23,479	$(1,772)	$—	$(151)	$—	$21,556
Sales and marketing	49,700	(2,387)	(3,168)	(349)	—	43,796
General and administrative	17,354	(1,367)	—	(218)	(2,139)	13,630
Antitrust litigation benefit, net	(60,747)	—	—	—	60,747	—

Total adjusted operating expenses, net	$29,786	$(5,526)	$(3,168)	$(718)	$58,608	$78,982

(A)	Net of minority interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of GAAP net income guidance for the quarter ending June 30, 2008 and the full year ending December 31, 2008 to adjusted EBITDA guidance is as follows:

	Quarter Ending June 30, 2008		Year Ending December 31, 2008
	Low	High	Low	High
	(in millions)
Net income in accordance with GAAP	$(5.4)	$—	$(8.0)	$—
Interest income, net	(3.2)	$(3.4)	(13.0)	(14.0)
Stock-based compensation and conversion of WiderThan stock options to a cash equivalent	5.6	$6.5	22.0	26.0
Depreciation and amortization, including acquisitions related intangible asset amortization (net of minority interest effect)	15.0	$14.4	58.0	56.0
Income taxes	2.0	$(0.5)	3.0	6.0

Total adjusted EBITDA	$14.0	$17.0	$62.0	$74.0